                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 4, 2003

                                    DVI, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                  001-11077               22-2722773
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         (State or Other             (Commission             (IRS Employer
   Jurisdiction of Formation)        File Number)         Identification Number)

                        2500 YORK ROAD, JAMISON, PA 18929


       Registrant's Telephone Number, Including Area Code: (215) 488-5000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  Other Events

On August 25, 2003, DVI, Inc. ("DVI"), together with DVI Financial Services Inc. ("DVI Financial") and DVI Business Credit Corporation ("DVI Business Credit") filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware.

On October 29, 2003, DVI Receivables Corp. VIII ("DVI VIII"), a wholly owned subsidiary of DVI Financial, filed its Current Report on Form 8-K, which was subsequently amended on November 4, 2003 on Form 8-K/A (together, the "Form 8-K"), detailing information relating to actions taken by U.S. Bank National Association (the "Trustee"), as trustee for the noteholders of DVI Receivables VIII L.L.C., DVI Receivables X L.L.C., DVI Receivables XI L.L.C., DVI Receivables XII L.L.C., DVI Receivables XIV L.L.C., DVI Receivables XVI L.L.C., DVI Receivables XVII L.L.C., DVI Receivables XVIII L.L.C. and DVI Receivables XIX L.L.C. (collectively, the "Issuers"). These actions included notifying the noteholders of the Issuers that the Trustee intended to terminate the rights of DVI Financial as servicer with respect to seven of the Issuers, and that the Trustee had filed a motion with the Bankruptcy
Court to effect such termination.   None of DVI VIII or the Issuers has filed
for bankruptcy protection.

The Form 8-K also included DVI Financial's responses to some of these actions, including a statement of its intent to contest the motion to terminate DVI Financial as servicer, information about DVI Financial's collection activities and staffing, and certain financial information about the assets supporting the notes. For further information, see the Form 8-K.
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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DVI, Inc.

                                                By:   /s/ John P. Boyle
                                                     -------------------
                                                      John P. Boyle
                                                      Secretary

Dated:  November 4, 2003